Exhibit 99.1

Jaime Hinojosa Resigns as Chief Financial Officer to Work in Family Business

AUSTIN, Texas, January 24, 2025 (GLOBE NEWSWIRE) --  Astrotech Corporation (NASDAQ: ASTC) ("Astrotech" or the "Company") announced the resignation of its Chief Financial Officer, Jaime Hinojosa, effective February 14, 2025. Mr. Hinojosa will continue to serve in the CFO role until February 14, 2025, and after that time will provide transition services to the Company on a consulting basis through June 30, 2025. In connection with this development, the Company and its Board of Directors have appointed Ryan Polk to serve as interim Chief Financial Officer.

“I will be moving to Houston to be closer to family and to work for our family business,” said Mr. Hinojosa. “I am grateful to Tom Pickens, our Chief Executive Officer, and our Board of Directors for allowing me to serve as Astrotech’s CFO. Seeing the growth of our instrument over the last ten years has been exciting and I look forward to seeing the Company’s future developments.”

“Jaime has worked tirelessly to advance our company’s mission,” commented Mr. Pickens. “His leadership of our financial and regulatory reporting and loyal devotion to our employees, customers and suppliers is appreciated. We wish him well and greatly appreciate his contributions. We appreciate Ryan joining our team and accepting the torch from Jaime.”

Mr. Polk will assume the Company’s Chief Financial Officer role effective February 14, 2025 on an interim basis. He has held Chief Financial Officer positions at both public and private entities and brings experience in scaling companies through both organic growth and acquisition.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. Pro-Control is developing mass spectrometry technology for use in chemical manufacturing processes. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate infections or critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the Middle East and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Ryan Polk

Astrotech Corporation

(512) 485-9530

https://www.astrotechcorp.com